UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_____________
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 25, 2021
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KENNEDY-WILSON HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-33824	26-0508760
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

151 S El Camino Drive Beverly Hills, California 90212
(Address of principal executive offices)(Zip Code)

(310) 887-6400
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)
_____________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

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☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

(See definition of “large accelerated filer," "accelerated filer," "smaller reporting company” and "emerging growth company" in Rule 12b-2 of the Exchange Act). (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

Emerging growth company	☐
Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).   ☐  Yes    ☒  No
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $.0001 par value	KW	NYSE
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

ITEM 7.01 REGULATION FD.

On June 28, 2021, Kennedy-Wilson Holdings, Inc. (the “Company”) issued a press release, a copy of which is attached as Exhibit 99.1 to this Form 8-K, announcing the launch of a joint venture platform with a global institutional investor to invest in core-plus multifamily assets in the Western United States. The information in this Item 7.01 or in Exhibit 99.1 is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Section 11 or 12 of the Securities Act of 1933, as amended. Such information will not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

ITEM 8.01 OTHER EVENTS.

Update on Transactional Activity

New Joint Venture Platform

On June 25, 2021, the Company and a global institutional investor partner launched a new joint venture with respect to core-plus multifamily properties located in the Western United States (the “JV”). The JV commenced with the partner purchasing a 49% ownership stake in nine multifamily assets (2,809 units) previously wholly-owned by the Company and valued at approximately $800 million (the “seed portfolio”). The sale of the 49% ownership interest in the seed portfolio to its partner generated cash to the Company of approximately $162 million. In addition, immediately prior to the sale, the Company refinanced three separate mortgages encumbered by three assets within the seed portfolio, which generated an additional $92 million for the Company. The Company currently expects the majority of the proceeds from the sale and refinancing transactions to be reinvested in new wholly-owned acquisitions.

In connection with the closing of the JV, the Company’s partner committed an additional $130 million to invest in core-plus multifamily properties located in the Western United States (“JV II”). JV II will have first look access, subject to certain parameters and conditions (including the ability for the Company to complete acquisitions of eligible investments on a wholly-owned basis at any time to complete 1031 tax-deferred acquisitions), for core-plus multifamily investment opportunities sourced by the Company during the two-year investment period for JV II and will look to target approximately $700 million in additional investments. The Company will also own a 51% ownership interest in JV II and will manage the JV and JV II and receive certain fees for its services, including asset management fees, construction management fees and performance fees.

As a result of the JV transaction, the Company will recognize a gain on sale of real estate in accordance with U.S. GAAP of approximately $320 million in its second quarter 2021 financial results. The gain is due to the sale of the 49% interest to the Company’s partner and the recording of the Company’s retained 51% interest to the fair value established by the transaction. In addition, the seed portfolio assets (approximately $473 million as of March 31, 2021), liabilities (approximately $372 million as of March 31, 2021), revenue (approximately $14 million for the quarter ended March 31, 2021) and rental expenses (approximately $5 million for the quarter ended March 31, 2021) will all be deconsolidated from the Company’s financial statements and going forward the Company’s 51% investment in the JV will be accounted for as an unconsolidated investment utilizing the fair value option election.

Transactions

Real Estate Acquisitions and Real Estate Loan Investments

During the quarter ended June 30, 2021, the Company and its equity partners have acquired approximately $855 million of real estate and real estate loan investments and is under definitive agreements to acquire an additional $329 million of real estate assets prior to the end of the quarter.
Included in the $855 million of investments during the second quarter is:

•Approximately $380 million of stabilized real estate investments, including:
◦Three multifamily properties located in Boise, Idaho totaling 640 units for $143 million in which the Company holds a 95% weighted average ownership interest

◦One 173,000 square foot office property located in the United Kingdom for $66 million in which the Company holds a 51% interest ownership interest

◦$171 million of minority owned real estate investments that the Company manages, in which the Company’s ownership is 17% and will earn customary asset management fees

◦The Company’s total equity investment in the aforementioned transactions was approximately $84 million and the Company expects these acquisitions to generate approximately $10 million of net operating income to the Company on an annualized basis going forward.

•Approximately $265 million of loan originations in the Company’s real estate debt platform across six separate loans. The Company has a weighted average ownership interest of approximately 14% in these loans. The Company’s total equity investment in these transactions was approximately $38 million and the Company expects these investments to generate interest income of approximately $3 million to the Company on an annualized basis going forward.

•Two opportunity zone multifamily development investments in the Western United States which will total approximately $210 million, including future estimated development costs. The Company has a weighted average ownership interest of approximately 33% in these investments. The Company’s total equity investment in these transactions, including its share of future development costs, is approximately $24 million.

In addition, the Company is under definitive agreements to acquire a 344-unit multifamily property located in the Western United States for approximately $65 million and a 156,000 square foot office property located in the United Kingdom for approximately $264 million on or prior to June 30, 2021. The Company will wholly-own these properties. The Company’s equity investment in these transactions will be approximately $144 million, and the Company currently expects these investments to generate approximately $15 million of net operating income to the Company on an annualized basis going forward. These transactions are subject to customary closing conditions and there can be no assurance that the Company will complete such transactions.

Completed Dispositions

For the quarter ended June 30, 2021, not including the sale of the 49% ownership interests in the seed portfolio as described above, the Company and its equity partners sold real estate assets or were repaid on loan investments in an aggregate amount of approximately $108 million, including:

•Approximately $71 million of real estate investments. The Company had a weighted average ownership interest of approximately 13% in these assets. These transactions generated cash of $9 million to the Company.

•Approximately $37 million of real estate debt principal repayments on two real estate debt investments. The Company had a weighted average ownership interest of approximately 5% in these investments.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release of Kennedy-Wilson Holdings, Inc. date June 28, 2021
104	Cover Page Interactive Data File - The cover page interactive data file does not appear in the interactive data file because its XBRL tags are embedded within the inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENNEDY-WILSON HOLDINGS, INC.

By:	/s/ JUSTIN ENBODY
Justin Enbody
Chief Financial Officer

Date: June 28, 2021